POWER OF ATTORNEY

Be it known, that the undersigned, Earl J. Hesterberg (the "Reporting Person"), hereby constitutes and appoints Beth Sibley as the Reporting Person's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the Reporting Person in the Reporting Person's capacity as an officer or director of Group 1 Automotive, Inc. (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

	The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted.  The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting
Person, are not assuming, nor is the Company assuming, any of the Reporting
Person's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 4th day of November, 2008.



/s/Earl J. Hesterberg




STATE OF TEXAS

COUNTY OF HARRIS



	On this 4th day of November, 2008, Earl J. Hesterberg, personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                  /s/Denise S. Gordon
                                  Notary Public




                                  My Commission Expires:
                                  10/14/2009